SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ___________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              DHB INDUSTRIES, INC.
________________________________________________________________________________
             (Exact name of registrant as specified in its charter)


                  DELAWARE                              11-3129361
________________________________________   ____________________________________
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


      2102 SW 2ND STREET, POMPANO BEACH, FLORIDA                  33069
_______________________________________________________________________________
       (Address of principal executive offices)                 (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES (IF APPLICABLE) : N/A

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

________________________________________________________________________________
  TITLE OF EACH CLASS                             NAME OF EACH EXCHANGE ON WHICH
  TO BE SO REGISTERED                             EACH CLASS IS TO BE REGISTERED
________________________________________________________________________________

________________________________________________________________________________
 [None]
________________________________________________________________________________

________________________________________________________________________________

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

        RIGHTS TO PURCHASE SERIES B JUNIOR PARTICIPATING PREFERRED STOCK
           (PURSUANT TO RIGHTS AGREEMENT DATED AS OF OCTOBER 6, 2006)
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  On October 6, 2006, the Board of Directors of DHB Industries, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"). The dividend distribution is payable on October 10, 2006 (the "Record Date") to the stockholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.001 per share (the "Preferred Stock") of the Company at a price of $15.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of October 6, 2006, as the same may be amended from time to time (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) the close of business on the tenth business day following the date of public announcement or the date on which the Company first has notice or determines that a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company, or certain "grandfathered persons" described below) (an "Acquiring Person") has acquired, or obtained the right to acquire, 15% or more of the outstanding shares of voting stock of the Company without the prior written consent of the Company executed on behalf of the Company by a duly authorized officer of the Company following express approval by action of at least a majority of the members of the Board of Directors then in office (the "Stock Acquisition Date") or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors but not later than the Stock Acquisition Date) following the commencement of a tender offer or exchange offer, without the prior written consent of the Company, by a person (other than the Company, any subsidiary of the Company or an employee benefit plan of the Company) which, upon consummation, would result in such party's control of 15% or more of the Company's voting stock (the earlier of the dates in clause (i) or (ii) above being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates. For purposes of the Rights Agreement, a "grandfathered person" is a person who, as of the close of business on October 10, 2006, together with all affiliates and associates, was the beneficial owner of more than 15% of the outstanding shares of voting stock of the Company; provided, that such person together with all affiliates and associates does not increase its or their percentage ownership of the outstanding shares of voting stock of the Company by more than one (1) percentage point without the prior written consent of the Company.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record

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

of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will then evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire, if not previously exercised, on October 10, 2016 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

         The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

         Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable and will be junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential dividend in an amount equal to 1,000 times any dividend declared on each share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferred liquidation payment of equal to the greater of $1,000 and 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

         Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

         If any person or group (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or certain grandfathered persons) acquires 15% or more of the Company's outstanding voting stock without the prior written consent of the Board of Directors, each Right, except those held by such persons, would entitle each holder of a Right to acquire such number of shares of the Company's Common Stock as shall equal the result obtained by multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current per share market price of Company Common Stock. The exercise of the Rights is also subject to suspension under certain circumstances to enable the Company to register the shares being issued upon exercise under the Securities Act of 1933, as amended. The Company is not currently able to file a registration statement as it is not in compliance with its periodic filing requirements under Securities and Exchange Commission rules and regulations.

         If any person or group (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or certain grandfathered persons) acquires more than 15% but less than 50% of the outstanding Company Common Stock without prior written consent of the Board of Directors, each Right, except those held by such persons, may be exchanged by the Board of Directors for one-half of a share of Company Common Stock.

         If the Company were acquired in a merger or other business combination transaction where the Company is not the surviving corporation or where Company Common Stock is exchanged or changed or 50% or more of the Company's assets or earnings power is sold in one or several transactions without the prior written consent of the Board of Directors, each Right would entitle the holders thereof (except for the Acquiring Person) to receive such number of shares of the acquiring company's common stock as shall be equal to the result obtained by multiplying the then current Purchase Price by the number one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current market price per share of the common stock of the acquiring company on the date of such merger or other business combination transaction.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

         At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including, but not limited to, an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the voting power of all securities of the Company then known to the Company to be beneficially owned by any person or group of affiliated or associated persons (other than an excepted person) and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

         A committee of independent directors will review the Rights Agreement at least every three years and, if a majority of the members of the committee deems it appropriate, may recommend a modification or termination of the Rights Agreement.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B thereto the form of Right Certificate, has been filed with the Securities and Exchange Commission

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

as an Exhibit to a Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the form of Rights Agreement, as the same may be amended from time to time, which is hereby incorporated by reference.

ITEM 2.  EXHIBITS.

EXHIBIT NO.        DESCRIPTION OF EXHIBIT
     1             Form of Rights Agreement, dated as of October 6,
                   2006 between DHB Industries, Inc. and American Stock
                   Transfer & Trust Company, as Rights Agent, which
                   includes the form of Certificate of Designation,
                   setting forth the terms of the Series B Junior
                   Participating Preferred Stock, par value $0.001 per
                   share, as Exhibit A, the form of Right Certificate,
                   as Exhibit B, and the Summary of Preferred Stock
                   Purchase Rights, as Exhibit C (incorporated by
                   reference to Exhibit 4.1 of the Form 8-K filed by
                   DHB Industries, Inc. on October 12, 2006).
      2            Letter to be sent to the Stockholders of DHB Industries, Inc.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        DHB INDUSTRIES, INC.


Date:  October 12, 2006                 By: /s/  LARRY ELLIS
                                                 ______________________________
                                                 Larry Ellis
                                                 President and Chief Executive
                                                 Officer

                                  EXHIBIT INDEX


EXHIBIT NO.        DESCRIPTION OF EXHIBIT
     1             Form of Rights Agreement, dated as of October 6,
                   2006 between DHB Industries, Inc. and American Stock
                   Transfer & Trust Company, as Rights Agent, which
                   includes the form of Certificate of Designation,
                   setting forth the terms of the Series B Junior
                   Participating Preferred Stock, par value $0.001 per
                   share, as Exhibit A, the form of Right Certificate,
                   as Exhibit B, and the Summary of Preferred Stock
                   Purchase Rights, as Exhibit C (incorporated by
                   reference to Exhibit 4.1 of the Form 8-K filed by
                   DHB Industries, Inc. on October 11, 2006).
      2            Letter to be sent to the Stockholders of DHB Industries, Inc.

                                                                       Exhibit 1
                        [DHB INDUSTRIES, INC. LETTERHEAD]

                                October 12, 2006



To Our Stockholders:

         On October 6, 2006, your Board of Directors adopted a Stockholder Rights Plan designed to provide our stockholders with assurance that they will benefit from the long term prospects and increases in value of the Company. The Board of Directors declared a dividend distribution of one Preferred Stock Purchase Right for each outstanding share of the Company's Common Stock to holders of record as of the close of business on October 10, 2006.

         Each Right will entitle you, under certain conditions, to purchase one one-thousandth of a share of Series B Junior Participating Preferred Stock. Although you are the owner of the Right as of October 10, 2006, under the terms of the Rights Plan, no certificate evidencing the Right will be issued to you at this time. At the present time, the summary description referred to in the immediately succeeding paragraph of this letter, and a legend appearing on the backs of Common Stock certificates issued after October 10, 2006 are the only evidence you will receive or require with respect to your ownership of the Rights.

         This letter describes the Board's reasons for issuing the Rights. In addition, we are enclosing a Summary of Rights description that outlines the principal features of the new Rights Plan, and we urge you to read it carefully.

         Over 2,000 public companies have adopted similar plans. The Board considers the Rights Plan to be an appropriate means to protect your equity investment in the Company and the full value of that investment.

         The Rights Plan is designed to protect stockholders against abusive takeover tactics. We believe that such tactics can unfairly deprive stockholders of their opportunity to profit from the long-term potential of the Company and can pressure stockholders to act hastily by threatening to squeeze them out of their investments at less than fair value.

         The Board was aware when it approved the Rights Plan that some people have advanced arguments that such plans deter legitimate acquisition proposals. The Board carefully considered those views and concluded that such arguments are speculative and unconvincing and certainly do not justify leaving stockholders with less effective protection against unfair treatment by an acquirer who, after all, would be seeking to further its own interests and not yours.

         It must be emphasized that the Stockholder Rights Plan is not intended to prevent a tender offer or other acquisition proposal for the Company which is fair and equitable to all stockholders. The Rights should not affect any prospective offeror who is willing to negotiate with your Board of Directors and to make an offer for all of the Company's stock at a full and fair price. Furthermore, the Rights Plan will not in any way prevent an individual stockholder from exercising his or her right to vote for a change in the management or operation of the Company.

         We also think that that it is important for the Stockholder Rights Plan to be reviewed periodically to ensure that keeping it in place is in the best interests of the Company and the stockholders. To that end, a committee of the Company's independent directors will review the Rights Agreement at least once every three years. Based upon its review, this committee may recommend that the Board modify or terminate the Rights Agreement.

         The distribution of the Rights is not taxable to you or to the Company and does not in any way weaken the financial strength of the Company or interfere with its business plans. If the Rights should become exercisable, stockholders, depending upon the particular circumstances then applicable, may realize taxable income at that time. The Rights are not dilutive and will not affect reported earnings per share, nor will the Rights affect the manner in which you may presently buy or sell the Company's shares.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission and is available free of charge from either the Company or the Rights Agent, American Stock Transfer & Trust Company.

         In conclusion, your Board believes that the Stockholder Rights Plan represents a sound and reasonable means of providing stockholders protection against takeovers that do not provide fair value. Your Board and management are enthusiastic about the potential for your Company and are committed to serving the best interests of its stockholders. Accordingly, we take great satisfaction in providing these new Rights to you in order to preserve for you the long-term value of your investment in the Company.

                                Sincerely,



                                William Campbell
                                Chairman of the Board of Directors,
                                DHB Industries, Inc.

                                                                       Exhibit 2
                              DHB INDUSTRIES, INC.
                   SUMMARY OF PREFERRED STOCK PURCHASE RIGHTS


         On October 6, 2006, the Board of Directors of DHB Industries, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"). The dividend distribution is payable on October 10, 2006 (the "Record Date") to the stockholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.001 per share (the "Preferred Stock") of the Company at a price of $15.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of October 6, 2006, as the same may be amended from time to time (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) the close of business on the tenth business day following the date of public announcement or the date on which the Company first has notice or determines that a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company, or certain "grandfathered persons" described below) (an "Acquiring Person") has acquired, or obtained the right to acquire, 15% or more of the outstanding shares of voting stock of the Company without the prior written consent of the Company executed on behalf of the Company by a duly authorized officer of the Company following express approval by action of at least a majority of the members of the Board of Directors then in office (the "Stock Acquisition Date") or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors but not later than the Stock Acquisition Date) following the commencement of a tender offer or exchange offer, without the prior written consent of the Company, by a person (other than the Company, any subsidiary of the Company or an employee benefit plan of the Company) which, upon consummation, would result in such party's control of 15% or more of the Company's voting stock (the earlier of the dates in clause (i) or (ii) above being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates. For purposes of the Rights Agreement, a "grandfathered person" is a person who, as of the close of business on October 10, 2006, together with all affiliates and associates, was the beneficial owner of more than 15% of the outstanding shares of voting stock of the Company; provided, that such person together with all affiliates and associates does not increase its or their percentage ownership of the outstanding shares of voting stock of the Company by more than one (1) percentage point without the prior written consent of the Company.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will then evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire, if not previously exercised, on October 10, 2016 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

         The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

         Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable and will be junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential dividend in an amount equal to 1,000 times any dividend declared on each share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferred liquidation payment of equal to the greater of $1,000 and 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

         Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

         If any person or group (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or certain grandfathered persons) acquires 15% or more of the Company's outstanding voting stock without the prior written consent of the Board of Directors, each Right, except those held by such persons, would entitle each holder of a Right to acquire such number of shares of the Company's Common Stock as shall equal the result obtained by multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current per share market price of Company Common Stock. The exercise of the Rights is also subject to suspension under certain circumstances to enable the Company to register the shares being issued upon exercise under the Securities Act of 1933, as amended. The Company is not currently able to file a registration statement as it is not in compliance with its periodic filing requirements under Securities and Exchange Commission rules and regulations.

         If any person or group (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or certain grandfathered persons) acquires more than 15% but less than 50% of the outstanding Company Common Stock without prior written consent of the Board of Directors, each Right, except those held by such persons, may be exchanged by the Board of Directors for one-half of a share of Company Common Stock.

         If the Company were acquired in a merger or other business combination transaction where the Company is not the surviving corporation or where Company Common Stock is exchanged or changed or 50% or more of the Company's assets or earnings power is sold in one or several transactions without the prior written consent of the Board of Directors, each Right would entitle the holders thereof (except for the Acquiring Person) to receive such number of shares of the acquiring company's common stock as shall be equal to the result obtained by multiplying the then current Purchase Price by the number one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current market price per share of the common stock of the acquiring company on the date of such merger or other business combination transaction.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

         At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including, but not limited to, an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the voting power of all securities of the Company then known to the Company to be beneficially owned by any person or group of affiliated or associated persons (other than an excepted person) and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

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


         A COMMITTEE OF INDEPENDENT DIRECTORS WILL REVIEW THE RIGHTS AGREEMENT AT LEAST EVERY THREE YEARS AND, IF A MAJORITY OF THE MEMBERS OF THE COMMITTEE DEEMS IT APPROPRIATE, MAY RECOMMEND A MODIFICATION OR TERMINATION OF THE RIGHTS AGREEMENT.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.


                                       4